                                                       Registration Statement of
                                               Oppenheimer Trinity Large Cap Growth Fund
                                   Pursuant to Rule 461 under the Securities Act of 1933, as amended

Via EDGAR

October 18, 2001

Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, Virginia 22312

         Re:      Oppenheimer Trinity Large Cap Growth Fund
                  (formerly named "Oppenheimer Large Cap Growth Fund")
                  Registration No. 333-44545; File No.811-8613
                  --------------------------------------------

To the Securities and Exchange Commission:

         Oppenheimer Trinity Large Cap Growth Fund (the "Registrant") and OppenheimerFunds Distributor, Inc., as general distributor of the Registrant's shares, hereby request the acceleration of the Registrant's Registration Statement to November 27, 2001.

                                            Oppenheimer  Trinity Large Cap Growth Fund

                                                     By: __/s/ Robert G. Zack___________
                                                           ------------------
                                                           Robert G. Zack, Assistant Secretary

                                                     OppenheimerFunds Distributor, Inc.

                                                     By:  __/s/ Katherine P. Feld
                                                            ----------------------
                                                            Katherine P. Feld
                                                            Vice President

775/01/775AccelerationRequest_Oct01a